Press Release

Contact:	Matthew M. Partridge Senior Vice President, Chief Financial Officer & Treasurer (386) 944-5643 mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST COMPLETES PORTFOLIO ACQUISITION FROM CTO REALTY GROWTH FOR $44.5 MILLION

DAYTONA BEACH, FL, July 1, 2021 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company”) announced today it closed on June 30, 2021 its previously announced acquisition of six high-quality net lease retail properties for a combined purchase price of $44.5 million from CTO Realty Growth, Inc. (NYSE: CTO) (the “CTO Portfolio”).

The CTO Portfolio consists of properties net leased to leading national retailers such as Lowe’s, Walgreens, Harris Teeter and Big Lots, with more than 60% of annualized base rent coming from properties leased to, or with leases guaranteed by investment grade-rated entities.

All six of the properties in the CTO Portfolio are within metropolitan statistical areas that have populations over one million people, including locations in close proximity to Charlotte, NC; Seattle, WA; Washington, DC; Houston, TX; Phoenix, AZ; and Orlando, FL.

As part of the CTO Portfolio acquisition, the Company assumed an existing $30.0 million secured mortgage, which bears a fixed interest rate of 4.33% (the “Loan”).  The Loan matures in October 2034 and is prepayable without penalty beginning in October 2024.

With the closing of the CTO Portfolio, the Company has now completed the acquisition of the seven net lease retail properties from CTO Realty Growth, Inc., which were previously announced on April 6, 2021.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. (NYSE: CTO) is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, primarily retail-based properties located in higher growth markets in the United States. CTO also owns an approximate 16% interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality single tenant net leased properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 or Form 10-Q for the quarter ended March 31, 2021, as filed with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.